Exhibit 2.3 Sale Agreement dated August 7, 2001 between the Company and VCC Corporation (VCC).



               AGREEMENT FOR THE PURCHASE/SALE OF CORPORATE STOCK


          AGREEMENT made this 7th day of August 2001 by and between VPN Communications Corporation (VPN), a Nevada corporation (the "Seller") and VCC Corporation (the "Purchaser").

          WHEREAS, Seller is the owner of all of the outstanding common shares of stock of VPNCOM.NET, Inc., a Nevada Corporation ("Corporation") and is desirous of selling its shares; and

          WHEREAS, PURCHASER is desirous of purchasing all of the outstanding shares of the Corporation;

     NOW THEREFORE, in consideration of the mutual terms, conditions and covenants hereinafter set forth SELLER and PURCHASER agree as follows:

     1. SELLER hereby sells to the PURCHASER and the PURCHASER hereby purchases from the SELLER all of the outstanding shares of stock of that Corporation.

     2. SELLER warrants and represents that it is the owner of the shares of stock referred to in paragraph 1 above; that such shares constitute all of the outstanding shares of stock of the Corporation; that it owns all of the shares of stock free and clear of all mortgages, pledges, liens, encumbrances, charges and claims; that it has the right, power and authority to enter into this Agreement, and to transfer and deliver the shares of stock heretofore owned by it to the PURCHASER; and that there are no actions, suits, claims or litigation pending or threatened against or affecting the ownership by it of the shares transferred or delivered to the PURCHASER. SELLER further warrants and covenants that the delivery by it of the Certificates for such shares accompanied by a Stock Power, as hereinafter provided for, is sufficient to and does transfer and convey full and clear title to all of the shares reflected by the Certificates to the PURCHASER, and that it will make, execute and deliver such further instruments as may be required to confirm said transfer.

     3. The purchase price of one dollar($1.00) for the shares shall consist of:

          a. Assumption of any obligation of SELLER of all obligations, debts and liabilities set forth in the attachments (which documents are incorporated herein by this reference).

     4. PURCHASER shall have the right, and may delegate such right to anyone of his choice, to inspect the books and records of the Corporation to verify any and all statements, financial or otherwise, upon which the purchase price was based. Said inspection shall be on 48 hours notice and is to be conducted during normal business hours at the Corporation's place of business.

     5. As a condition subsequent, SELLER shall deliver to PURCHASER within 15 days of the execution hereof an audited statement of financial condition of the Corporation as of March 31, 2001. SELLER knows of no fact which could justify or sustain the imposition of a liability on the Corporation other than the liabilities presently reflected on the Corporation's financial statements currently listed on Attachment A.

     6. SELLER holds harmless and indemnifies the PURCHASER for and on account of any loss, damage and expense incurred by the PURCHASER by reason of the assertion by the SELLER or on its behalf of any claim contrary to the terms of this Agreement, any breach of any of the foregoing warranties or any misrepresentation of the foregoing facts.

     7. SELLER shall, simultaneously with the execution of this Agreement, deliver to PURCHASER, resignation of its appointed officers and directors of the corporation, effective September 30 ,2001, attached hereto as Exhibits.

     8. Any notices to be delivered under the terms of this Agreement shall be sent certified mail, return receipt requested to:

     If to SELLER:       3941 S Bristol ST Ste E
                         PMB # 545
                         Santa Ana Ca 92704-7496


     If to PURCHASER:    3337 S. Bristol St. Nbr 207
                         Santa Ana, CA 92704

     9. This Agreement shall be binding upon the successors, heirs, executors, administrators and assigns of the parties hereto.

     10. Regardless of the place of its execution it is hereby specifically agreed that this Agreement shall be subject to the laws of the State of Nevada and the jurisdiction of the County of Clark therein. The parties hereby agree that:

          a. This Agreement and its validity, effect and performance shall be governed by and construed and enforced in accordance with, the substantive laws the State of Nevada applicable to contracts made and to be performed entirely within said State, without reference to choice or conflict of laws principles or provisions which might otherwise be applicable or the law of any other forum without regard to the jurisdiction in which any action or special proceeding is filed; and

          b. The parties hereby irrevocably submit and consent to the jurisdiction of any court of record of The State of Nevada and all purposes in connection with arbitration, including the entry of judgment on any award rendered thereon. The parties further agree that any process or Notice of Motion or other application to either of said courts, and any paper in connection with the arbitration may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court of arbitration tribunal provided a reasonable time for appearance is allowed.

     11. No modification of this Agreement will be effective unless it is in writing and is signed by both the PURCHASER and SELLER. This Agreement and attachments, bind and benefit both PURCHASE and SELLER and any successors. Time is of the essence of this Agreement. This document, including any attachments, is the entire Agreement between the PURCHASER and SELLER.

     12. This contract is subject to Arbitration pursuant to the Federal Arbitration Act (U.S.C. Section 1, et seq) and /or the 1958 convention of the recognition and enforcement of Foreign Arbitral Award, 9 U.S.C. Section 201 et seq.) Any controversy or claim arising out of, or relating to any part of this provision, or breach thereof, and which is not settled between the signatories hereto themselves, shall be settled in accordance with the above written statute(s), which hearings to take place in the County of Clark, State of Nevada, United States of America, and judgment upon the award to the aggrieved signatory (signatories, their heirs, assignees, and their designees) for the full amount for the remuneration, plus all court costs, attorney fees, and other charges and damages deemed fair by the Arbitrator(s).

     13. The SELLER warrants and represents to the PURCHASER that (i) the execution, delivery and performance of this Agreement has been duly authorized by necessary corporate proceedings and that this Agreement constitutes a legal, valid and binding obligation of the SELLER, enforceable against it in accordance with its terms, and (ii) it is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon its entering into this Agreement or performing its obligations hereunder.

     14. If any part of this Agreement is void or otherwise invalid and, hence, unenforceable, such invalid or void portion shall be deemed to be separate and severable from the other portions of this Agreement, and the other portions shall be given full force and effect as if those void and invalid portions or provisions had never been a part of this Agreement.

     15. This agreement shall inure to the benefit of, be enforceable by, and bind the parties hereto and their respective heirs, executors, successors, permitted assigns and personal representative. PURCHASER may assign this Agreement to any corporation or partnership the majority of which is owned and controlled by the PURCHASER without prior written notice to the SELLER.

     16. This Agreement together with the instruments referred to herein, specifically but not limited to this agreement and its attachments, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

     17. The several representations, warranties and covenants herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been name or may be made by or on behalf of any party. SELLER hereby convenants that it has not failed to disclose any material fact or circumstances to PURCHASER, which if known to the PURCHASER prior to or during this transaction would alter the PURCHASER'S decision as to if or in what manner the purchaser would acquire the subject shares from SELLER.

     18. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        SELLER:

                        VPN Communications Corporation

                        by /s/ E. G. Marchi
                        -------------------
                        E. G. Marchi-President


                        PURCHASER:

                        VCC CORPORATION

                        by /s/ John Derra
                        -----------------
                        John Derra-President